LIBERTY ALL-STAR® EQUITY FUND

RESULTS OF SHAREHOLDER MEETING (UNAUDITED)

A Special Meeting of shareholders of the Liberty All-Star Equity Fund (the “Fund”) was held on December 20, 2012 (the “Meeting”). On October 10, 2012, the record date of the Meeting, the Fund had outstanding 183,864,812 shares of common stock. At the Meeting, the following matters were voted on and approved by the shareholders. The results of the Special Meeting of shareholders are noted below.

Proposal 1 - To approve a new Portfolio Management Agreement for the Fund with ALPS Advisors, Inc. and TCW investment Management Company.

Number of Votes
Portfolio Manager	Total Record Date Votes	Affirmative	Against	Abstain
TCW Investment Management Co.	103,392,587.52	89,528,288.11	10,846,571.71	3,017,727.70

Percentage of Votes
Portfolio Manager	Affirmative	Against	Abstain
TCW Investment Management Co.	86.59%	10.49%	2.92%

Percentage of Total Outstanding Shares
Portfolio Manager	Affirmative	Against	Abstain
TCW Investment Management Co.	48.69%	5.90%	1.64%

Proposal 2 - To approve a new Portfolio Management Agreement for the Fund with ALPS Advisors, Inc. and Cornerstone Capital Management LLC.

Number of Votes
Portfolio Manager	Total Record Date Votes	Affirmative	Against	Abstain
Cornerstone Capital Management LLC	103,392,587.52	89,620,106.35	10,774,514.73	2,997,966.44

Percentage of Votes
Portfolio Manager	Affirmative	Against	Abstain
Cornerstone Capital Management LLC	86.68%	10.42%	2.90%

Percentage of Total Outstanding Shares
Portfolio Manager	Affirmative	Against	Abstain
Cornerstone Capital Management LLC	48.74%	5.86%	1.63%

Proposal 3 - To approve a change to the Fund’s “manager-of-managers” structure, subject to the provision of exemptive relief by the U.S. Securities and Exchange Commission.

Number of Votes
	Total Record Date Votes	Affirmative	Against	Abstain
Exemptive Relief Proposal	103,392,587.52	81,085,699.00	11,811,131.53	10,495,756.99

Percentage of Votes
	Affirmative	Against	Abstain
Exemptive Relief Proposal	78.43%	11.42%	10.15%

Percentage of Total Outstanding Shares
	Affirmative	Against	Abstain
Exemptive Relief Proposal	44.10%	6.42%	5.71%